As filed with the Securities and Exchange Commission on November 5, 1998

                                                      Registration No. 333-44393
================================================================================
                              SECURITIES AND EXCHANGE COMMISSION
                                    WASHINGTON, D.C. 20549


                              POST-EFFECTIVE AMENDMENT NO. 1 TO
                                           FORM S-1
                   REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                EUROPEAN MICRO HOLDINGS, INC.
                    (Exact name of Registrant as specified in its Charter)

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
          NEVADA                                           5045                                 65-0803752
(State or other jurisdiction of incorporation        (Primary Standard Industrial    (I.R.S. Employer Identification No.)
     or organization)                                 Classification Code Number)
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                              6073 N.W. 167TH STREET, UNIT C-25
                                     MIAMI, FLORIDA 33015
                                        (305) 825-2458
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                       JOHN B. GALLAGHER
                               6073 N.W. 167TH STREET, UNIT C-25
                                      MIAMI, FLORIDA 33015
                                         (305) 825-2458
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                          Copies to:

         Clayton E. Parker, Esq.                      D. Ronald Surbey, Esq.
           Troy J. Rillo, Esq.                         Holland & Knight LLP
       Kirkpatrick & Lockhart LLP                   One East Broward Boulevard
  201 S. Biscayne Boulevard, Suite 2000           Fort Lauderdale, Florida 33301
          Miami, Florida 33131                            (954) 525-1000
             (305) 539-3300

    Approximate date of commencement of proposed sale to the public: NOT APPLICABLE.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933 check the following box.                                              /  /
                                                                           ---

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.                    /  /
                                                                           ---

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                     / X/
                                                                           ---


    If delivery of the  prospectus  is expected to be made pursuant to Rule 434,
please check the following box.                                            /  /
                                                                           ---

                                    EXPLANATORY PARAGRAPH

    This Registration Statement was declared effective by the Securities and Exchange Commission on April 6, 1998. The purpose of this post-effective amendment is to deregister 166,100 shares of common stock, par value $0.01 per share (the "Common Stock"), of European Micro Holdings, Inc., a Nevada corporation (the "Company"), which have not been sold under the Registration Statement. Pursuant to the terms of the Underwriting Agreement, the offering terminated sixty days after the effective date of the Registration Statement (the "Termination Date"). On the Termination Date, the Company had sold 933,900 shares of Common Stock. The Registration Statement had registered a total of 1,100,000 shares of Common Stock.



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                                          SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Miami, Florida on November 5, 1998.

                                EUROPEAN MICRO HOLDINGS, INC.

                                By:    /s/  John B. Gallagher
                                       ---------------------------------------
                                       John B.  Gallagher,  Co-Chairman and
                                       Co-President   (Principal  Executive
                                       Officer)


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

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Signature                           Title                                              Date
---------                           -----                                              ----

*                            Co-Chairman; Co-President (Principal
--------------------------   Executive Officer); Director                          November 5, 1998
Harry D. Shields


/s/ John B. Gallagher        Co-Chairman; Co-President (Principal
--------------------------   Executive Officer); Director                          November 5, 1998
John B. Gallagher

*                            Chief Financial Officer and Controller (Principal
--------------------------   Financial Officer and Controller)                     November 5, 1998
Jay Nash


*                            Director                                              November 5, 1998
--------------------------
Laurence Gilbert


*                            Director                                              November 5, 1998
--------------------------
Bernadette Spofforth


*                            Director                                              November 5, 1998
--------------------------
Kyle R. Saxon


/s/ Barrett Sutton           Director                                              November 5, 1998
--------------------------
Barrett Sutton


* By: John B. Gallagher
      --------------------
        As Attorney-in-Fact
        Pursuant to Powers of Attorney
        previously filed
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